Exhibit 21


SUBSIDIARIES OF THE VALSPAR CORPORATION


The following are subsidiaries of The Valspar Corporation. Where the name of the subsidiary includes the "Valspar" name, that subsidiary does business under the Valspar corporate name:

                                                        State of Incorporation
                                                        ----------------------

     Engineered Polymer Solutions, Inc.                        Delaware
     Plasti-Kote Co., Inc.                                     Ohio
     Valspar Coatings Finance Corporation                      Minnesota
     Valspar Finance Corporation                               Minnesota
     Valspar Inc.                                              Canada
     Valspar Refinish, Inc.                                    Mississippi
     Valspar Sourcing, Inc.                                    Minnesota
     The Valspar Corporation Limitada                          Brazil
     The Valspar (Australia) Corporation Pty Limited           Australia
     The Valspar (France) Corporation, S.A.                    France
     The Valspar (France) Corporation, S.A.S.                  France
     Valspar Industries GmbH                                   Germany
     The Valspar (Germany) GmbH                                Germany
     The Valspar (H.K.) Corporation Limited                    Hong Kong
     Valspar Mexicana, S.A. de C.V.                            Mexico
     Valspar Rock Co., Ltd.                                    Japan
     The Valspar (Singapore) Corporation Pte Ltd               Singapore
     The Valspar (South Africa) Corporation (Pty) Ltd.         South Africa
     The Valspar (UK) Corporation, Limited                     United Kingdom
     The Valspar (Vernicolor) Corporation AG                   Switzerland
     Valspar Industries (Malaysia) Sdn Bhd                     Malaysia
     Dongguan Lilly Paint Industries Limited                   PRC
     Lilly Industries (Shanghai) Limited                       PRC
     Lilly Industries (Far East) Limited                       Taiwan, ROC

Subsidiaries not listed would not, if considered in the aggregate subsidiary, constitute a significant subsidiary.